                             SUBSCRIPTION AGREEMENT

                                               As of August 15, 2006

To the Board of Directors of
China Opportunity Acquisition Corp.:

Gentlemen:

      The undersigned hereby subscribes for and agrees to purchase _________
Warrants ("Insider Warrants") at $0.60 per Insider Warrant, of China Opportunity
Acquisition Corp. (the "Corporation") for an aggregate purchase price of
$_______ ("Purchase Price"). The purchase and issuance of the Insider Warrants shall occur simultaneously with the consummation of the Corporation's initial public offering of securities ("IPO") which is being underwritten by
EarlyBirdCapital, Inc. ("EBC"). The Insider Warrants will be sold to the undersigned on a private placement basis and not part of the IPO.

      At least 24 hours prior to the effective date of the registration statement filed in connection with the IPO ("Registration Statement"), the undersigned shall deliver the Purchase Price to Graubard Miller to hold in a non-interest bearing account until the Corporation consummates the IPO.
Simultaneously with the consummation of the IPO, Graubard Miller ("GM") shall deposit the Purchase Price, without interest or deduction, into the trust fund
("Trust Fund") established by the Corporation for the benefit of the
Corporation's public stockholders as described in the Corporation's Registration
Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust
Company. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to GM, GM shall return the Purchase Price to the undersigned, without interest or deduction.

      The undersigned represents and warrants that he has been advised that the
Insider Warrants have not been registered under the Securities Act; that he is acquiring the Insider Warrants for his account for investment purposes only;
that he has no present intention of selling or otherwise disposing of the
Insider Warrants in violation of the securities laws of the United States; that he is an "accredited investor" as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act");
and that he is familiar with the proposed business, management, financial condition and affairs of the Corporation.

      Moreover, the undersigned agrees that he shall not sell or transfer the
Insider Warrants or any underlying securities until after the Corporation consummates a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business ("Business Combination") and acknowledges that the certificates for such Insider Warrants shall contain a legend indicating such restriction on transferability.

      The Company hereby acknowledges and agrees that, in the event the Company calls the Warrants for redemption pursuant to that certain Warrant Agreement to be entered into by the Company and Continental Stock Transfer & Trust Company in
connection with the Company's IPO, the Insider Warrants shall not be redeemable by the Company so long as such Insider Warrants are held by the undersigned or his affiliates.

      The terms of this agreement and the restriction on transfers with respect to the Insider Warrants

may not be amended without the prior written consent of EBC.

                                                Very truly yours,

                                                ___________________
Agreed to:

China Opportunity Acquisition Corp.

By: _____________________________________
       Name: Harry Edelson
       Title: Chief Executive Officer

Graubard Miller

By: _____________________________________
       Name: David Alan Miller
       Title: Managing Partner

EarlyBirdCapital, Inc.

By: _____________________________________
       Name: Steven Levine
       Title: Managing Director